UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

The ADT Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of Principal Executive Offices, including Zip Code)

(561) 988-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2013, The ADT Corporation (the “Company”) entered into a Master Confirmation and Supplemental Confirmation (the “ASR Agreement”) with JPMorgan Chase Bank relating to an accelerated share repurchase program (the “ASR Program”). Pursuant to the terms of the ASR Agreement, the Company will repurchase $400 million of its common stock from JPMorgan Chase Bank. The Company will acquire the shares under its previously authorized share repurchase program, which, as announced on November 20, 2013, was increased by $1 billion to a total of $3 billion by the Company’s Board of Directors. The Company will fund the accelerated share repurchase with available cash on hand.

Under the terms of the ASR Agreement, the Company will pay JPMorgan Chase Bank $400 million on November 22, 2013 and on that date will receive initial deliveries of approximately 8 million shares, representing a substantial majority of the shares expected to be retired over the course of the ASR Agreement. The total number of shares ultimately repurchased under the ASR Agreement will be based on the volume-weighted average share price of the Company’s common stock during the calculation period of the ASR Program, less a discount. The accelerated share repurchase is expected to be completed by March 25, 2014, although the completion date may be accelerated at JPMorgan Chase Bank’s option after an initial fixed period. The actual number of shares repurchased will be determined at the completion of the ASR Program.

The ASR Agreement contains the principal terms and provisions governing the ASR Program, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which JPMorgan Chase Bank is permitted to make adjustments to valuation periods and other economic terms, the specific circumstances under which the ASR Program may be terminated early, and various acknowledgments, representations and warranties made by the Company and JPMorgan Chase Bank to one another. The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ASR Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

JPMorgan Chase Bank, N.A. is a lender and acted as Syndication Agent and J.P. Morgan Securities LLC acted as a bookrunner and a lead arranger in the Company’s Five Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Confirmation and form of Supplemental Confirmation between The ADT Corporation and JPMorgan Chase Bank dated November 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2013	THE ADT CORPORATION

	By:	/s/ N. David Bleisch
		Name:	N. David Bleisch
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Confirmation and form of Supplemental Confirmation between The ADT Corporation and JPMorgan Chase Bank dated November 19, 2013